EXHIBIT 99.1

Mawson Infrastructure Group Inc. Announces Monthly Operational Update for October 2023

October Total Revenue of Bitcoin Equivalent of 110 BTC1

Signed New Co-Location Customer Agreement for ~50 MW and 15,876 miners

Company Optimizing Revenue and Margin Across its 3 Primary Businesses – Bitcoin Self-Mining, Co-Location Services, and Energy Management

PITTSBURGH, Nov. 17, 2023 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson” or the “Company”), a digital infrastructure company, announced today its unaudited business and operational update for October 2023.

Rahul Mewawalla, CEO and President, commented, “We are excited to bring on our new co-location services customer for approximately 50 MW and 15,876 miners, and we commenced the initial deployment of these S19 XP miners in October. We continue to strategically enhance and upgrade our platforms across all 3 of our primary businesses – our bitcoin self-mining business, our co-location services business, and our energy management business. We also benefit through our analysis of market opportunities across these businesses to drive optimization of risk-adjusted economic returns for our stakeholders, such as the significant month-on-month increase in our energy management revenue.”

Unaudited October Monthly Operating Results Summary

  Total monthly revenue equivalent of 110 BTC1 or about $3.28 million.
  Commenced new co-location services customer deployment with a total planned deployment of 15,876 miners upon the completion of the deployment.
  $1.83 million self-mining revenue, $1.36 million energy management revenue, and commencement of new co-location deployment provided initial $0.08 million co-location services revenue which is expected to significantly ramp up as deployment continues and is completed.
  Total Power Capacity was approximately 109 MW with capacity for approximately 35,480 miners.

Operational Updates

Mawson’s sites in Pennsylvania, Midland and Bellefonte, have approximately 109 MW of power capacity capable of supporting 35,480 miners for either self-mining or co-location. The Midland facility has approximately 100 MW of power and the capacity to support a total of approximately 32,930 miners for self-mining and/or co-location services. In mid-October, Mawson announced the Company had signed an agreement with a subsidiary of Consensus Technology Group (“CTG”) for co-location services for approximately 15,876 Bitmain Antminer S19 XP miners or approximately 50 MW at its Midland site. Mawson received initial shipments of CTG’s miners and commenced installing miners at the end of October. At the end of October, the Bellefonte facility was operating at approximately 8.8 MW of capacity and is used entirely for self-mining purposes.

In October, total revenue from Mawson’s Energy Market Program increased significantly M/M to $1.36 million as the Company increased its participation in energy management programs. Mawson expects to continue to assess and evaluate opportunities to enhance margins across its platforms. The Company also continues to strategically enhance capabilities across its platforms for all 3 of its primary businesses – bitcoin self-mining business, co-location services business, and energy management business.

Conferences and Events Update

Mawson planned for its CEO and President, Rahul Mewawalla to join the following upcoming conferences and events this month and next month. Please contact IR@Mawsoninc.com for further information.

  North American Blockchain Summit in Fort Worth, Texas in November 2023
  Europe Blockchain Next Block Expo in Berlin, Germany in December 2023

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure company. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson aligns digital infrastructure, sustainable energy, and next-generation fixed and mobile data center solutions, enabling efficient Bitcoin production and on-demand deployment of digital infrastructure assets. Mawson Infrastructure Group is emerging as a global leader in ESG focused digital infrastructure and Bitcoin mining.

For more information, visit: https://mawsoninc.com/

Statements about hashrate capacity

Statements in the press release about hashrate capacity (including ‘installed capacity’ or ‘nameplate capacity’), will often differ from the actual or observed hashrate. These terms generally make certain assumptions about the efficiency of the ASIC miners that are in use. Some ASIC miner models will consume less power to create the same amount of hashing power than other ASIC miner models (typically more recent models are more efficient). Many ASIC miner fleets are blended fleets, including various ASIC miner models each with different efficiency ratings. Hashrate capacity figures typically assume 100% deployment of ASIC miners. Given the large numbers of computing units (often numbering in the tens of thousands), ASIC mining fleets are rarely 100% deployed and online at any one time. This can be due to a variety of factors, including ASIC miners being under maintenance, in repair workshops, in storage, in transit, or due to technical faults and breakdowns. Once deployed and online, the actual or observed hashrate can be influenced by other factors such as heat, overclocking (causing the ASIC miner to perform at levels higher than the manufacturer’s specifications), the age, and wear and tear exhibited by the ASIC miners and also by the limitations of the surrounding infrastructure, such as power outages, and MDC and transformer breakdowns. Construction and development delays are a common risk for mining data centers, for example due to weather, permitting delays, or labor and equipment shortages. Investors should consider all risk factors related to uptime when considering these figures, which are a best-case scenario.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 23, 2023, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, November 13, 2023, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Sandy Harrison
Chief Financial Officer
IR@mawsoninc.com

1 Revenue equivalent BTC is the total revenue of the Company for the period divided by the average BTC price. For the month of October, the figure used is $29,695.72.